Exhibit 99(b)(4)(m)


                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                        Home Office: Dallas, Texas 75201
         Administrative Office: 9920 Corporate Campus Drive, Suite 1000,
                           Louisville, Kentucky 40223
                            Telephone: 1-866-667-0561

                                 A Stock Company



Jefferson National Life Insurance Company (the "Company") agrees with the Owner to provide benefits to the Owner, subject to the provisions set forth in this Contract and in consideration of Purchase Payments received from the Owner.


RIGHT TO EXAMINE CONTRACT: WITHIN 10 DAYS OF THE DATE OF RECEIPT OF THIS CONTRACT BY THE OWNER, IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY AT ITS ADMINISTRATIVE OFFICE OR TO THE AGENT THROUGH WHOM IT WAS PURCHASED. WHEN THE CONTRACT IS RECEIVED BY THE COMPANY, IT WILL BE VOIDED AS IF IT HAD NEVER BEEN IN FORCE. THE COMPANY WILL REFUND THE CONTRACT VALUE COMPUTED AS OF THE BUSINESS DAY THE COMPANY RECEIVES THE RETURNED CONTRACT AT ITS ADMINISTRATIVE OFFICE.


                 THIS IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY
                          READ YOUR CONTRACT CAREFULLY





              Secretary                                 President


                                MONUMENT ADVISOR
                           INDIVIDUAL FLEXIBLE PREMIUM
                       DEFERRED VARIABLE ANNUITY CONTRACT
                                NON-PARTICIPATING


INCOME PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

JNL-2300-2

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------



CONTRACT SCHEDULE..............................................................4

DEFINITIONS....................................................................6

PURCHASE PAYMENT PROVISIONS....................................................8
      PURCHASE PAYMENTS........................................................8
      ALLOCATION OF PURCHASE PAYMENTS..........................................8

SEPARATE ACCOUNT PROVISIONS....................................................8
      THE SEPARATE ACCOUNTS....................................................8
      VARIABLE ACCOUNT.........................................................8
      VALUATION OF ASSETS......................................................8
      ACCUMULATION UNITS.......................................................8
      ACCUMULATION UNIT VALUE..................................................8

CONTRACT VALUE.................................................................9

SUBSCRIPTION FEE...............................................................9
      DEDUCTION FOR SUBSCRIPTION FEE...........................................9
      DEDUCTION FOR TRANSACTION FEE............................................9
TRANSFERS......................................................................9
      TRANSFERS DURING THE ACCUMULATION PERIOD.................................9
      TRANSFERS DURING THE ANNUITY PERIOD.....................................10

WITHDRAWAL PROVISIONS.........................................................11
      WITHDRAWALS.............................................................11

PROCEEDS PAYABLE ON DEATH.....................................................11
      DEATH OF OWNER DURING THE ACCUMULATION PERIOD...........................11
      DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD.....................11
      DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD....................11
      DEATH OF OWNER DURING THE ANNUITY PERIOD................................12
      DEATH OF ANNUITANT......................................................12
      PAYMENT OF DEATH BENEFIT................................................12
      BENEFICIARY.............................................................12
      CHANGE OF BENEFICIARY...................................................12

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION..................................13

OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS............................13
      OWNER...................................................................13
      JOINT OWNER.............................................................13
      ANNUITANT...............................................................13
      ASSIGNMENT OF A CONTRACT................................................13

JNL-2300-2

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

ANNUITY PROVISIONS............................................................14
      GENERAL.................................................................14
      ANNUITY DATE............................................................14
      SELECTION OF AN ANNUITY OPTION..........................................14
      FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS................................14
      ANNUITY OPTIONS.........................................................14
            OPTION 1. LIFETIME ONLY ANNUITY:..................................14
            OPTION 2. LIFETIME ANNUITY WITH GUARANTEED PERIODS................14
            OPTION 3. PAYMENT FOR A FIXED PERIOD:.............................14
            OPTION 4. JOINT AND SURVIVOR ANNUITY..............................14
      ANNUITY.................................................................15
      FIXED ANNUITY...........................................................15
      VARIABLE ANNUITY........................................................15
      ANNUITY UNIT............................................................15
      MORTALITY TABLES........................................................15

GENERAL PROVISIONS............................................................16
      THE CONTRACT............................................................16
      MISSTATEMENT OF AGE.....................................................16
      INCONTESTABILITY........................................................16
      MODIFICATION............................................................16
      NON-PARTICIPATING.......................................................16
      EVIDENCE OF SURVIVAL....................................................16
      PROOF OF AGE............................................................16
      PROTECTION OF PROCEEDS..................................................16
      REPORTS.................................................................16
      TAXES ..................................................................16
      REGULATORY REQUIREMENTS.................................................16
      PAYMENTS TO THIRD PARTIES...............................................16
      PAYMENTS FROM THIRD PARTIES.............................................16

ANNUITY OPTION TABLES.........................................................17

JNL-2300-2

--------------------------------------------------------------------------------
                                CONTRACT SCHEDULE
--------------------------------------------------------------------------------


OWNER:                         <<FIRSTNAM>> <<LASTNAME>>

CONTRACT ISSUE DATE:           <<COVISS>>

JOINT OWNER:                   <<JFIRSTNM>> <<JLASTNAM>>

ANNUITY DATE:                  <<EXPDAT>>

CONTRACT NUMBER:               <<POLNUM>>

PURCHASE PAYMENTS:

   INITIAL PURCHASE PAYMENT:                <<INITPREM>>

   MAXIMUM TOTAL PURCHASE PAYMENT:          $10,000,000.00 without prior Company
                                            approval


ALLOCATION GUIDELINES:

    1. The Owner, Registered Representative or Financial Advisor can select from all available investment options. The Company reserves the right to change this in the future.

    2. If the Purchase Payments and forms required to issue a Contract are in good order, the initial Purchase Payment will be credited to the
        Contract within two (2) business days after receipt at the Administrative Office. Additional Purchase Payments will be credited to the Contract as of the Valuation Period when they are received.

    3. Allocation percentages must be in whole numbers. Each allocation must be at least 1%.

BENEFICIARY:

    As designated by the Owner at the Contract Issue Date, unless subsequently changed.

SUBSCRIPTION FEE:

   The Subscription Fee is $20.00 and is deducted each month. The Subscription Fee will be deducted on a pro-rata basis first from the balance of any money market account(s), and then pro-rata from the balance of any other account(s). The Subscription Fee is deducted during the Annuity Period, at Death and upon full surrender of the Contract..

MORTALITY AND EXPENSE RISK CHARGE:

   NONE

ADMINISTRATIVE CHARGE:

   NONE

DISTRIBUTION EXPENSE CHARGE:

   NONE

TRANSACTION FEE:

    The Company imposes a Transaction Fee, in the amounts shown in the table below, for transfers into and transfers out of certain Sub-Accounts. A listing of the Sub-Accounts for which the Company imposes a Transaction Fee is available at the Company's Website or upon request. The Transaction Fee is waived for transfers required for payment of the Subscription Fee or fees charged by any investment adviser you hire. Transaction Fees are charged twice - once for the transfer out, and once for the transfer in - when transferring between two Sub-Accounts that impose Transaction Fees. The Transaction Fee will be deducted first from the Sub-Accounts affected, then pro-rata first from the balance of any money market account(s), and then pro-rata from the balance of any other account(s).

---------------------------------- --------------------
Transfers 1-10 per Contract year    $49.99\transfer
---------------------------------- --------------------
Transfers 11-20 per Contract year   $39.99\transfer
---------------------------------- --------------------
Transfers 21-30 per Contract year   $29.99\transfer
---------------------------------- --------------------
Transfers 31+ per Contract year     $19.99\transfer
---------------------------------- --------------------

JNL-2300-2

--------------------------------------------------------------------------------
                          CONTRACT SCHEDULE (CONTINUED)
--------------------------------------------------------------------------------



    The Company may increase the Transaction Fee, or modify the table above. However, the Transaction Fee will never be greater than $74.99 for a single transfer.

TRANSFERS:

    NUMBER OF TRANSFERS PERMITTED: Subject to the Company's administrative rules regarding active trading, there are no limits on the number of transfers that can be made during the Accumulation Period or during the Annuity Period; however, the Company reserves the right to impose a fee for excessive transfers after properly notifying the customer.

    TRANSFER FEE: Except for the Transaction Fee described above, if any, there are no transfer fee restrictions; however, the Company reserves the right to impose a fee at a later date for excessive transfers after properly notifying the customer. The Company reserves the right to impose any fees charged by the underlying Sub-Account Portfolio.

    MINIMUM AMOUNT TO BE TRANSFERRED: There is no minimum amount for transfers; however, the Company reserves the right to change the minimum amount required for transfers in the future.

    MINIMUM AMOUNT WHICH MUST REMAIN IN EACH ACCOUNT AFTER A TRANSFER: There is no minimum amount; however, the Company reserves the right to change the minimum amount required to remain in each account after a transfer.

WITHDRAWALS:

    CONTINGENT DEFERRED SALES CHARGE: NONE

    WITHDRAWAL CHARGE: NONE

    MINIMUM PARTIAL WITHDRAWAL: $500 from each Sub-Account. This requirement is waived if the partial withdrawal is pursuant to the Systematic Withdrawal Program.

    MINIMUM  CONTRACT  VALUE  WHICH  MUST  REMAIN  IN  CONTRACT  AFTER A PARTIAL
    WITHDRAWAL: There is no minimum amount; however, the Company reserves the right to change the minimum amount required to remain in the contract after a partial withdrawal.

    MINIMUM CONTRACT VALUE WHICH MUST REMAIN IN ANY SUB-ACCOUNT  AFTER A PARTIAL
    WITHDRAWAL: There is no minimum amount; however, the Company reserves the right to change the minimum amount required to remain in any Sub-Account after a partial withdrawal.

SEPARATE ACCOUNTS:

    Variable Account: Jefferson National Life Annuity Account G.

RIDERS: None


ADMINISTRATIVE OFFICE:

    Jefferson National Life Insurance Company
    Administrative Office
    9920 Corporate Campus Drive, Suite 1000
    Louisville, KY 40223
    (866) 667-0561

JNL-2300-2

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT(S): One or more of the Sub-Accounts of the Variable Account.

ACCUMULATION PERIOD: The period prior to the Annuity Date during which Purchase Payments may be made by an Owner.

ACCUMULATION UNIT: A unit of measure used to determine the value of an Owner's interest in a Sub-Account of the Variable Account during the Accumulation Period.

ADJUSTED CONTRACT VALUE: The Contract Value less any applicable Premium Tax, less any applicable Subscription Fee less any applicable Transaction Fee. This amount is applied to the applicable Annuity Tables to determine Annuity Payments.

AGE: The age of any Owner or Annuitant on his/her last birthday. For Joint Owners, all provisions which are based on age are based on the Age of the older of the Joint Owners.

ADMINISTRATIVE OFFICE: The office indicated on the Contract Schedule of this Contract to which notices, requests and Purchase Payments must be sent. All sums payable to the Company under this Contract are payable at the Administrative Office or an address designated by the Company.

ANNUITANT: The natural person on whose life Annuity Payments are based. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant. In the event of Joint Annuitant's, both Annuitant's lives are used to determine Annuity Payments.

ANNUITY DATE: The date on which Annuity Payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY OPTIONS: Options available for Annuity Payments.

ANNUITY PAYMENTS: The series of payments made to the Owner or any named payee after the Annuity Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time beginning with the Annuity Date during which Annuity Payments are made.

ANNUITY UNIT: An accounting unit of measure used to calculate the amount of Annuity Payments.

AUTHORIZED REQUEST: A request, in a form satisfactory to the Company, which is received by the Administrative Office.

BENEFICIARY: The person(s) or entity(ies) who will receive the death benefit payable under this Contract.

COMPANY: Jefferson National Life Insurance Company.

CONTRACT ANNIVERSARY: An anniversary of the Contract Issue Date.

CONTRACT ISSUE DATE: The later of the date on the cover of the Contract or the date Purchase Payments are received. The Contract Issue Date is shown on the Contract Schedule.

CONTRACT VALUE: The dollar value as of any Valuation Period of all amounts in the Contract.

CONTRACT WITHDRAWAL VALUE: The Contract Value less any applicable Premium Tax, less any applicable Subscription Fee less any applicable Transaction Fee.

CONTRACT YEAR: The first Contract Year is the annual period which begins on the Contract Issue Date. Subsequent Contract Years begin on each anniversary of the Contract Issue Date.

ELIGIBLE FUND: An investment entity that is made available for this Contract.

JNL-2300-2

--------------------------------------------------------------------------------
                             DEFINITIONS (CONTINUED)
--------------------------------------------------------------------------------

FINANCIAL ADVISOR: An investment adviser selected by a Contract Owner to provide a Contract Owner's asset allocation and investment advisory services.

FIXED ANNUITY: A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

NET PURCHASE PAYMENT: A Purchase Payment less any applicable Premium Tax, less any applicable Transaction Fee.

OWNER: The person(s) who own(s) the Contract.

PORTFOLIO: A segment of an eligible fund which constitutes a separate and distinct class of shares.

PREMIUM TAX: Any premium taxes incurred to any governmental entity and assessed against Purchase Payments or Contract Value.

PURCHASE PAYMENT: A payment made by or for an Owner with respect to this Contract.

REGISTERED REPRESENTATIVE: A person who is licensed by the National Association of Securities Dealers, Inc. ("NASD") to sell variable products and is sponsored by an NASD member broker/dealer that is party to a selling group agreement with the Company.

SUB-ACCOUNT: Separate Account assets are divided into Sub-Accounts. Each Sub-Account will invest its assets in shares of a single Eligible Fund or a single Portfolio of an Eligible Fund.

VALUATION DATE: Each day on which the New York Stock Exchange ("NYSE") or applicable bond market is open for business.

VALUATION PERIOD: The period of time beginning at the close of business of the NYSE (or applicable bond market) on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT: A separate account designated on the Contract Schedule which provides investment options where the benefits are variable and are not guaranteed as to dollar amount.

VARIABLE ANNUITY: A series of payments made during the Annuity Period which reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Contract Value to the Sub-Accounts during the Annuity Period. Variable Annuity payments are not guaranteed as to dollar amount by the Company.

WEBSITE: www.jeffnat.com

JNL-2300-2

--------------------------------------------------------------------------------
                           PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

PURCHASE PAYMENTS: The initial Purchase Payment for an Owner is due on the Contract Issue Date. Subject to the maximum and minimum amounts shown on the Contract Schedule, the Owner may make subsequent Purchase Payments and may increase or decrease or change the frequency of such payments. The Company reserves the right to reject any application or Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS: Net Purchase Payments are allocated to one or more of the Sub-Accounts of the Variable Account in accordance with the selections made by the Owner, Registered Representative or Financial Advisor. The allocation of the initial Net Purchase Payment for an Owner is made in accordance with the selection made by the Owner, Registered Representative or Financial Advisor at the Contract Issue Date. Unless otherwise changed by the Owner, Registered Representative or Financial Advisor, subsequent Net Purchase Payments are allocated in the same manner as the initial Net Purchase Payment. Allocation of the Net Purchase Payments is subject to the Allocation Guidelines shown on the Contract Schedule. The Company reserves the right to allocate initial Net Purchase Payments to the Money Market Sub-Account until the expiration of the Right to Examine period.

--------------------------------------------------------------------------------
                           SEPARATE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

THE SEPARATE ACCOUNTS: The Separate Account is designated on the Contract Schedule and consists of assets set aside by the Company, which are kept separate from that of the general assets and all other separate account assets of the Company.

VARIABLE ACCOUNT: The assets of the Variable Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Variable Account assets are divided into Sub-Accounts. The assets of the Sub-Accounts are allocated to the Eligible Fund(s) and the Portfolio(s), if any, within an Eligible Fund. The Company may, from time to time, add additional Eligible Fund(s) or Portfolio(s). The Owner, Registered Representative or Financial Advisor may be permitted to transfer Contract Values or allocate Net Purchase Payments to the additional Sub-Account(s) within the Variable Account. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

Should the shares of any such Eligible Fund(s) or any Portfolio(s) within an Eligible Fund become unavailable for investment by the Variable Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or substitute shares of another Eligible Fund or Portfolio for shares already purchased under a Contract.

VALUATION OF ASSETS: The assets of the Accounts are valued at their fair market value in accordance with procedures of the Company.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Variable Account as a result of Net Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request for the transaction is received at the Administrative Office.

ACCUMULATION UNIT VALUE: The Accumulation Unit Value for each Sub-Account was arbitrarily set initially at $10. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current period.

JNL-2300-2

--------------------------------------------------------------------------------
                     SEPARATE ACCOUNT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

The Net Investment Factor for each Sub-Account is determined by dividing A by B where:

        A is (i) the net asset value per share of the Eligible Fund or Portfolio of an Eligible Fund held by the Sub-Account at the end of the current Valuation Period; plus

                (ii) any dividend or capital gains per share declared on behalf of such Eligible Fund or Portfolio that has an ex-dividend date within the current Valuation Period; plus

                (iii) a charge factor, if any, for any taxes or any tax reserve established by the Company as a result of the operation or maintenance of the Sub-Account.

        B is the net asset value per share of the Eligible Fund or Portfolio held by the Sub-Account for the immediately preceding Valuation Period.


The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

--------------------------------------------------------------------------------
                                 CONTRACT VALUE
--------------------------------------------------------------------------------

The Contract Value for any Valuation Period is the sum of the Contract Value in each of the Sub-Accounts of the Variable Account.

The Contract Value in a Sub-Account of the Variable Account is determined by multiplying the number of Accumulation Units allocated to the Owner's Account for the Sub-Account by the Accumulation Unit Value.

Withdrawals will result in the cancellation of Accumulation Units in a Sub-Account.

--------------------------------------------------------------------------------
                                SUBSCRIPTION FEE
--------------------------------------------------------------------------------

DEDUCTION FOR SUBSCRIPTION FEE: During the Accumulation Period, each month the Company deducts a Subscription Fee from the Contract Value for reimbursement of expenses relating to maintenance and administration of the Contract. The Subscription Fee amount is shown on the Contract Schedule Page. The Subscription Fee will be deducted on a pro-rata basis first from the balance of any money market account(s), and then pro-rata from the balance of any other account(s). The Subscription Fee is also deducted during the Annuity Period, at Death and upon full surrender of the Contract.

--------------------------------------------------------------------------------
                                 TRANSACTION FEE
--------------------------------------------------------------------------------

DEDUCTION FOR TRANSACTION FEE: During the Accumulation Period and any Variable Annuity Period, the Company imposes a Transaction Fee, in the amounts shown in the table below, for transfers into and transfers out of certain Sub-Accounts. A listing of the Sub-Accounts for which the Company imposes a Transaction Fee is available at the Company's Website or upon request. The Transaction Fee is waived for transfers required for payment of the Subscription Fee or fees charged by any Financial Advisor you hire. Transaction Fees are charged twice - once for the transfer out, and once for the transfer in - when transferring between two Sub-Accounts that impose Transaction Fees. The Transaction Fee will be deducted first from the Sub-Accounts affected, then pro-rata first from the balance of any money market account(s), and then pro-rata from the balance of any other account(s). If approved by us, you may elect to have these fees charged to your Financial Advisor, rather than deducted from your Contract. In the event we agree to this, but the applicable Transaction Fees are not paid within thirty (30) days by your Financial Advisor, we reserve the right to deduct the applicable Transaction Fees from your Contract. In any event, we reserve the right to deduct any applicable Transaction Fee upon full surrender of the Contract.

---------------------------------- ---------------
Transfers 1-10 per Contract year   $49.99\transfer
---------------------------------- ---------------
Transfers 11-20 per Contract year  $39.99\transfer
---------------------------------- ---------------
Transfers 21-30 per Contract year  $29.99\transfer
---------------------------------- ---------------
Transfers 31+ per Contract year    $19.99\transfer
---------------------------------- ---------------

JNL-2300-2

--------------------------------------------------------------------------------
                           TRANSACTION FEE (CONTINUED)
--------------------------------------------------------------------------------

During the Variable Annuity Period, we deduct any applicable Transaction Fee from the Annuity Payments. The monthly amount payable will be the Annuity Payment less the applicable Transaction Fees, if any.

The Company may increase the Transaction Fee, or modify the table above. However, the Transaction Fee will never be greater than $74.99 for a single transfer.

Certain Transaction Fee funds may only be available if you are advised by an approved Financial Advisor.

--------------------------------------------------------------------------------
                                    TRANSFERS
--------------------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PERIOD: Subject to any limitation imposed by the Company on the number of transfers during the Accumulation Period shown on the Contract Schedule, an Owner, Registered Representative or Financial Advisor may transfer all or part of the Contract Value in a Sub-Account without the imposition of any transfer fee (other than applicable Transaction Fees, if any) if there have been no more than the number of Transfers Permitted shown on the Contract Schedule for the Contract Year.

All transfers are subject to the following:

    1. The minimum amount which can be transferred from a Sub-Account is shown on the Contract Schedule.

    2. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above or to block one or more trades pursuant to company administrative rules.

If an Owner, Registered Representative or Financial Advisor, or other authorized person elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with instructions received from such person. All amounts and Annuity Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Administrative Office.

The Contract is not designed for professional market timing organizations. The Company reserves the right to modify (including terminating) the transfer privileges described above.

TRANSFERS DURING THE ANNUITY PERIOD: Subject to any limitations imposed by the Company on the number of transfers during the Annuity Period shown on the Contract Schedule, the Owner, Registered Representative or Financial Advisor may transfer Annuity Units in accordance with the following:

    1. Transfers may be made upon an Authorized Request to the Company at least thirty (30) days before the due date of the first Annuity Payment for which the change will apply. Transfers will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment, if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

    2. The minimum amount which can be transferred from a Sub-Account is shown on the Contract Schedule.

    3. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above or to block one or more trades pursuant to company administrative rules.

If an Owner, Registered Representative or Financial Advisor, or other authorized person elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with instructions received from such person. All amounts and Annuity Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Administrative Office.

JNL-2300-2

--------------------------------------------------------------------------------
                              WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS: During the Accumulation Period, the Owner may, upon an Authorized Request, make a total or partial withdrawal of the Contract Withdrawal Value.

The Owner must specify by an Authorized Request which Sub-Account is the source of the partial withdrawal.

The Company will pay the amount of any withdrawal from the Variable Account within seven (7) days of receipt of an Authorized Request unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the amount shown on the Contract Schedule. The minimum Contract Value which must remain in the Contract after a partial withdrawal is shown on the Contract Schedule.

--------------------------------------------------------------------------------
                            PROCEEDS PAYABLE ON DEATH
--------------------------------------------------------------------------------

DEATH OF OWNER DURING THE ACCUMULATION PERIOD: Upon the death of the Owner, or any Joint Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Owner. If there are multiple Beneficiaries, the first Beneficiary will be paid his share of any proceeds once his Authorized Request is received. The remaining proceeds to be paid to other Beneficiaries will be placed into a money market account until the Company receives Authorized Requests from each remaining Beneficiary.

Upon the death of any Joint Owner, the surviving Joint Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Unless restricted by Owner, a Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. If the Beneficiary is the spouse of the Owner, he or she may elect to continue the Contract at the then current Contract Value in his or her own name and exercise all the Owner's rights under the Contract.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD: The death benefit will be the Contract Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method, reduced by the applicable portion of the Subscription Fee, and any applicable Transaction Fee.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD: A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Owner or any Joint Owner during the Accumulation
Period:

        OPTION 1 - lump sum payment of the death benefit; or

        OPTION 2 - the payment of the entire death benefit within 5 years of the date of the death of the Owner or any Joint Owner; or

        OPTION 3 - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Owner or any Joint Owner.

Any portion of the death benefit not applied under Option 3 within one year of the date of the Owner's death, must be distributed within five years of the date of death.

A spousal Beneficiary may elect to continue the Contract in his or her own name at the then current Contract Value, elect a lump sum payment of the death benefit or apply the death benefit to an Annuity Option.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and an Authorized Request, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death.

JNL-2300-2

--------------------------------------------------------------------------------
                      PROCEEDS PAYABLE ON DEATH (CONTINUED)
--------------------------------------------------------------------------------

DEATH OF OWNER DURING THE ANNUITY PERIOD: If the Owner, or any Joint Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Owner's or Joint Owner's death. Upon the death of any Owner during the Annuity Period, the Beneficiary becomes the Owner. Upon the death of any Joint Owner during the Annuity Period, the surviving Joint Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

DEATH OF ANNUITANT: Upon the death of an Annuitant, who is not the Owner, during the Accumulation Period, the Owner will automatically become the Annuitant. The Owner may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If the Owner is a non-natural person, the death of an Annuitant will be treated as the death of the Owner and proceeds will be paid to the Beneficiary of record.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death and an Authorized Request before any death benefit is paid. Due proof of death will be:

    1.  a certified death certificate; or

    2. a certified decree of a court of competent jurisdiction as to the finding of death; or

    3.  any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments, and in accordance with Company administrative procedures.

BENEFICIARY: The Beneficiary designation in effect on the Contract Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Owner.

Unless the Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

    1. to the Primary Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if there are none

    2. to the Contingent Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if there are none

    3.  to the estate of the Owner.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), the Owner may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). A change may be made by an Authorized Request. The change will take effect as of the date the Authorized Request is received. The Company will not be liable for any payment made or action taken before it records the change.

JNL-2300-2

--------------------------------------------------------------------------------
                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION
--------------------------------------------------------------------------------

The Company reserves the right to suspend or postpone payments from the Variable Account for a withdrawal or transfer for any period when:

    1. the New York Stock Exchange (or applicable bond market) is closed (other than customary weekend and holiday closings);

    2. trading on the New York Stock Exchange (or applicable bond market) is restricted;

    3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

    4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

--------------------------------------------------------------------------------
               OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS
--------------------------------------------------------------------------------

OWNER: The Owner has all interest and right to amounts held in his or her Contract. The Owner is the person designated as such on the Contract Issue Date, unless changed.

The Owner may change owners of the Contract at any time by Authorized Request. A change of Owner will automatically revoke any prior designation of Owner. The change will become effective as of the date the Authorized Request is received. The Company will not be liable for any payment made or action taken before it records the change.

JOINT OWNER: A Contract may be owned by Joint Owners. If Joint Owners are named, any Joint Owner must be the spouse of the other Owner. Upon the death of either Owner, the surviving spouse will be the Primary Beneficiary. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in an Authorized Request.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Owner at the Contract Issue Date, unless changed prior to the Annuity Date. The Owner may not change the Annuitant except in the event that the Annuitant dies prior to the Annuity Date. The Annuitant may not be changed in a Contract which is owned by a non-natural person. Any change of Annuitant is subject to the Company's underwriting rules then in effect.

ASSIGNMENT OF A CONTRACT: An Authorized Request specifying the terms of an assignment of a Contract must be provided to the Administrative Office. The Company will not be liable for any payment made or action taken before it records the assignment.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with Company consent.

If the Contract is assigned, the Owner's rights may only be exercised with the consent of the assignee of record.

JNL-2300-2

--------------------------------------------------------------------------------
                               ANNUITY PROVISIONS
--------------------------------------------------------------------------------

GENERAL: On the Annuity Date, the Adjusted Contract Value will be applied under the Annuity Option selected by the Owner. The Owner may elect to have the Adjusted Contract Value applied to provide a Fixed Annuity, a Variable Annuity or a combination Fixed and Variable Annuity. If a combination is elected, the Owner must specify what part of the Contract Value is to be applied to the Fixed and Variable Options.

ANNUITY DATE: The Annuity Date must be at least two (2) years after the Contract Issue Date. The Annuity Date may not be later than the maximum date permitted under state law.

Prior to the Annuity Date, the Owner subject to the above, may change the Annuity Date by an Authorized Request. Any change must be requested at least thirty (30) days prior to the new Annuity Date.

SELECTION OF AN ANNUITY OPTION: An Annuity Option may be selected by an Authorized Request of the Owner. If no Annuity Option is selected, Option 2 with 120 monthly payments guaranteed will automatically be applied. Prior to the Annuity Date, the Owner can change the Annuity Option selected by an Authorized Request. Any change must be requested at least thirty (30) days prior to the Annuity Date.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS: Annuity Payments are paid in monthly installments. The Adjusted Contract Value is applied to the Annuity Table for the Annuity Option selected. If the Adjusted Contract Value to be applied under an Annuity Option is less than $5,000, the Company reserves the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment would be or become less than $50, the Company reserves the right to reduce the frequency of payments to an interval which will result in each payment being at least $50.


ANNUITY OPTIONS: The following Annuity Options or any other annuity option acceptable to the Company may be selected:

        OPTION 1. LIFETIME ONLY ANNUITY: The Company will make monthly payments during the life of the Annuitant. If this option is elected, it is understood and agreed that payments shall cease immediately upon the death of the Annuitant and the annuity will terminate without further value.

        OPTION 2. LIFETIME ANNUITY WITH GUARANTEED PERIODS: The Company will make monthly payments for the guaranteed period selected and thereafter for the life of the Annuitant. If this option is elected, it is understood and agreed that upon the death of the Annuitant, any amounts remaining under the guaranteed period selected will be distributed to the Beneficiary at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. The guaranteed period may be five (5) years, ten (10) years or twenty (20) years.

        OPTION 3. PAYMENT FOR A FIXED PERIOD: The Company will make monthly payments for a fixed period of 3 to 20 years.

        OPTION 4. JOINT AND SURVIVOR ANNUITY: The Company will make monthly payments during the joint life time of the Annuitant and a Joint Annuitant. Payments will continue during the lifetime of the surviving Annuitant and will be computed on the basis of 100%, 50% or 66 2/3% of the Annuity Payment (or limits) in effect during the joint life time.


ANNUITY: If the Owner selects a Fixed Annuity, the Adjusted Contract Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If the Owner selects a Variable Annuity, the Adjusted Contract Value will be allocated to the Sub-Accounts of the Variable Account in accordance with the selection made by the Owner, and the Annuity will be paid as a Variable Annuity. If no selection is made, the Adjusted Contract Value will be applied in the same proportions to the same Sub-Accounts as the allocations are at the time of election. Unless the Owner specifies otherwise, the payee of the Annuity Payments shall be the Owner. The Adjusted Contract Value will be applied to the applicable Annuity Table based upon the Annuity Option and, for Variable Annuity payments, the Assumed Investment Rate selected by the Owner. The amount of the first payment for each $1,000 of Adjusted Contract Value is shown in the Annuity Tables based on an effective annual interest rate of 3%.

JNL-2300-2

--------------------------------------------------------------------------------
                         ANNUITY PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

FIXED ANNUITY: The Owner may elect to have the Adjusted Contract Value applied to provide a Fixed Annuity.

The dollar amount of each Fixed Annuity Payment shall be determined in accordance with Annuity Tables contained in this Contract which are based on the minimum guaranteed interest rate of 3% per year.

VARIABLE ANNUITY: The Owner may elect to have the Adjusted Contract Value applied to provide a Variable Annuity. Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Contract Value to the Sub-Accounts during the Annuity Period. Variable Annuity Payments are not guaranteed as to dollar amount.

The dollar amount of the first Variable Annuity Payment is determined by applying the Adjusted Contract Value to the applicable Annuity Table based upon the Annuity Option and the Assumed Investment Rate selected by the Owner. The dollar amount of the Variable Annuity Payments for each applicable Sub-Account after the first Variable Annuity Payment is determined as follows:

    1. The portion of the first Variable Annuity Payment allocated to a particular Sub-Account is divided by the value of an Annuity Unit for that Sub-Account as of the Annuity Date. This determines the number of Annuity Units for the applicable Sub-Account to be used to calculate the Sub-Account Variable Annuity Payment.

    2. The number of Annuity Units for each Sub-Account is multiplied by the Annuity Unit value for that Sub-Account at the time the payment is due. This result is the dollar amount of the payment for each applicable Sub-Account.

    3. The number of Annuity Units remains fixed throughout the Annuity Period unless transfers are made between Sub-Accounts. When transfers are made, Annuity Units will be converted as described in the Transfers During the Annuity Period section.


The total dollar amount of each Variable Annuity Payment is the sum of all Sub-Account Variable Annuity Payments minus the Subscription Fee and any applicable Transaction Fee.

ANNUITY UNIT: The value of the Annuity Unit for each Sub-Account of the Variable Account was initially set at $10.

The Sub-Account Annuity Unit value at the end of subsequent Valuation Periods is determined as follows:

    1. The Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account at the end of the immediately preceding Valuation Period.

    2. The result in (1) is then divided by the Assumed Investment Rate Factor which equals 1.00 plus the Assumed Investment Rate for the number of days since the preceding Valuation Date. The Owner can choose either a 5% or a 3% effective annual Assumed Investment Rate.

MORTALITY TABLES: 80% of the Annuity 2000 Mortality Table with Male-Female sex distinction and a 3% interest rate is used in establishing the annuity table. The dollar amount of an Annuity Payment for any Age or combination of ages not shown in the tables, or for any other form of Annuity Option agreed to by the Company, will be provided by the Company upon Formal Request.

JNL-2300-2

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT: The entire Contract consists of this Contract, the Application, if any, and any riders or endorsements attached to this Contract.

This Contract may be changed or altered only by the President or Vice President and the Secretary of the Company. A change or alteration must be made in writing.

The Company reserves the right to deduct from Your Contract Value amounts paid to You in excess of amounts owed to You as a result of Company's administrative error.

MISSTATEMENT OF AGE: If the Age of any Annuitant has been misstated, any Annuity benefits payable will be the Annuity benefits provided by the correct Age. After Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayments will be deducted from future Annuity Payments until the total is repaid.

INCONTESTABILITY: This Contract will not be contestable from the date of issue.

MODIFICATION: This Contract may be modified in order to maintain compliance with applicable state and federal law.

NON-PARTICIPATING:   This  Contract  will  not  share  in  any  distribution  of dividends.

EVIDENCE OF SURVIVAL: The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based.

PROOF OF AGE: The Company may require evidence of Age of any Annuitant and any Owner.

PROTECTION OF PROCEEDS: To the extent permitted by law, death benefits and Annuity Payments shall be free from legal process and the claim of any creditor other than the person entitled to them under any Contract. No payment and no amount under this Contract can be taken or assigned in advance of its payment date unless the Company receives the Owner's consent.

REPORTS: At least once each calendar year, the Company will furnish each Owner with a report showing the Contract Value and any other information as may be required by law. The Company will also furnish an annual report of the Variable Account.

TAXES: Any taxes paid to any governmental entity relating to any Contract will be deducted from the Purchase Payment or Contract Value when incurred. The Company will, in its sole discretion, determine when taxes have resulted from: the investment experience of the Variable Account; receipt by the Company of the Purchase Payments; or commencement of Annuity Payments. The Company may, in its sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date. The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Variable Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. The Company will deduct any withholding taxes required by applicable law.

REGULATORY REQUIREMENTS: All values payable under any Contract will not be less than the minimum benefits required by the laws and regulations of the states in which the Contract is delivered.

PAYMENTS TO THIRD PARTIES: The Company may sponsor conferences or otherwise remunerate broker/dealers, registered representatives or other third parties for marketing or other services.

PAYMENTS FROM THIRD PARTIES: The Company may enter into certain agreements under which it is reimbursed by a Portfolio's advisors, distributors and/or affiliates for the administrative or distribution services the Company provides to the Portfolio.

JNL-2300-2

The following Tables show the monthly income payable for each $1,000 applied under Option 1, 2, 3, or 4. Values shown are based on 3% interest for all options.


=====================  =========================================== =============

   OPTION 3 TABLE                 OPTION 1 AND 2 TABLES
---------------------  ------------------------------------------- -------------
                                          MALE
                       -------------------------------------------
                               Monthly Installments for Life
                                   with Guaranteed Period
                       -------------------------------------------
                          (1)                     (2)                 Age of
                                 ---------------------------------     Payee
  No of                              5 Years   10 Years   20 Years  When First
  Years     Monthly     Lifetime      Certain   Certain    Certain  Installment
 Payable  Installments    Only       and Life   and Life  and Life  is Payable
--------- ------------ --------- ------------ ---------- --------- ------------
    3        $28.99
    4        22.06
    5        17.90       $3.92         $3.91      $3.90     $3.82        50
--------- ------------ --------- ------------ ---------- --------- ------------
    6        15.13        3.98          3.98       3.96      3.87        51
    7        13.16        4.05          4.04       4.02      3.92        52
    8        11.68        4.11          4.11       4.08      3.98        53
    9        10.53        4.19          4.18       4.15      4.03        54
   10         9.61        4.26          4.25       4.22      4.09        55
--------- ------------ --------- ------------ ---------- --------- ------------
   11         8.86        4.34          4.33       4.30      4.15        56
   12         8.24        4.43          4.41       4.38      4.21        57
   13         7.71        4.52          4.50       4.46      4.27        58
   14         7.25        4.61          4.60       4.55      4.33        59
   15         6.86        4.71          4.70       4.64      4.40        60
--------- ------------ --------- ------------ ---------- --------- ------------
   16         6.52        4.82          4.80       4.74      4.46        61
   17         6.22        4.93          4.91       4.84      4.53        62
   18         5.96        5.06          5.03       4.95      4.59        63
   19         5.72        5.19          5.16       5.06      4.66        64
   20         5.51        5.33          5.29       5.18      4.72        65
========= ============ ========= ============ ========== ========= ============

JNL-2300-2

=====================  ===========================================  ============

     OPTION 3 TABLE                OPTION 1 AND 2 TABLES
---------------------  -------------------------------------------  ------------
                                         FEMALE
                       -------------------------------------------
                               Monthly Installments for Life
                                   with Guaranteed Period
                       -------------------------------------------
                          (1)                     (2)                  Age of
                                 ----------------------------------    Payee
  No of                               5 Years   10 Years   20 Years  When First
  Years     Monthly     Lifetime       Certain   Certain    Certain  Installment
 Payable  Installments    Only        and Life   and Life  and Life  is Payable
--------- ------------ --------- -------------- --------- --------- ------------
    3        $28.99
    4        22.06
    5        17.90        $3.71        $3.71      $3.70     $3.66       50
--------- ------------ --------- -------------- --------- --------- ------------
    6        15.13         3.76         3.76       3.75      3.70       51
    7        13.16         3.82         3.81       3.80      3.75       52
    8        11.68         3.88         3.87       3.86      3.80       53
    9        10.53         3.94         3.93       3.92      3.85       54
   10         9.61         4.00         4.00       3.98      3.91       55
--------- ------------ --------- -------------- --------- --------- ------------
   11         8.86         4.07         4.07       4.05      3.97       56
   12         8.23         4.14         4.14       4.12      4.02       57
   13         7.71         4.22         4.21       4.19      4.08       58
   14         7.25         4.30         4.29       4.27      4.15       59
   15         6.86         4.39         4.38       4.35      4.21       60
--------- ------------ --------- -------------- --------- --------- ------------
   16         6.52         4.48         4.47       4.44      4.28       61
   17         6.22         4.58         4.57       4.53      4.35       62
   18         5.96         4.68         4.67       4.62      4.42       63
   19         5.72         4.79         4.78       4.73      4.49       64
   20         5.51         4.91         4.89       4.83      4.56       65
========= ============ ========= ============== ========= ========= ============

JNL-2300-2

================================================================================
                                   OPTION 4
                        JOINT AND 100% SURVIVOR ANNUITY
                                   MALE AGE
--------------------------------------------------------------------------------

  Female Age        55          60          65           70            75
--------------------------------------------------------------------------------
      55           3.65        3.75        3.83         3.89          3.93
      60           3.79        3.94        4.07         4.17          4.25
      65           3.92        4.13        4.33         4.50          4.64
      70           4.03        4.29        4.58         4.85          5.09
      75           4.11        4.43        4.80         5.20          5.58
================================================================================

================================================================================
                                   OPTION 4
                      JOINT AND 66 2/3% SURVIVOR ANNUITY
                                   MALE AGE
--------------------------------------------------------------------------------

  Female Age        55          60          65           70            75
--------------------------------------------------------------------------------
      55           3.96        4.12        4.29         4.48          4.68
      60           4.13        4.32        4.54         4.76          5.00
      65           4.33        4.56        4.82         5.10          5.39
      70           4.54        4.82        5.14         5.49          5.87
      75           4.78        5.10        5.49         5.94          6.43
================================================================================

================================================================================
                                    OPTION 4
                       MALE JOINT AND 50% SURVIVOR ANNUITY
                                    MALE AGE
--------------------------------------------------------------------------------

  Female Age        55          60          65           70            75
--------------------------------------------------------------------------------
      55           4.13        4.33        4.57         4.85          5.17
      60           4.32        4.54        4.81         5.13          5.48
      65           4.56        4.81        5.11         5.46          5.87
      70           4.85        5.13        5.47         5.88          6.35
      75           5.20        5.52        5.92         6.40          6.97
================================================================================

JNL-2300-2

                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY
                ADMINISTRATIVE OFFICE: 9920 CORPORATE CAMPUS DR., SUITE 1000
                           LOUISVILLE, KENTUCKY 40223
                            TELEPHONE: 1-866-667-0561










































                                MONUMENT ADVISOR
                           INDIVIDUAL FLEXIBLE PREMIUM
                       DEFERRED VARIABLE ANNUITY CONTRACT
                                NON-PARTICIPATING